FORM OF

ADDITIONAL ISSUANCE AGREEMENT

This Additional Issuance Agreement (this “Agreement”), dated as of July 16, 2018, is made pursuant to that certain Securities Purchase Agreement, dated as of August 31, 2017 (the “Purchase Agreement”), as amended, by and between Rennova Health, Inc. (the “Company”) and the purchaser signatory hereto (the “Purchaser”) for the purchase of the Company’s Senior Secured Original Issue Discount Convertible Debenture due September 19, 2019. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Issuance of Additional Debenture. The Company hereby agrees to issue to the Purchaser, and the Purchaser hereby agrees to purchase, a debenture of the Company in the aggregate principal amount of $_________, which debenture shall be in the form of the Debenture (an “Additional Debenture”). The total purchase price to the Purchaser for the purchase of the Additional Debenture is $_________, which represents an original issue discount to the principal of the Additional Debenture. The Company shall promptly deliver to the Purchaser the Additional Debenture.

2.       Documents. The rights and obligations of the Purchaser and of the Company with respect to the Additional Debenture and the shares of Common Stock issuable under the Additional Debenture (the “New Underlying Shares”) shall be identical in all respects to the rights and obligations of such Purchaser and of the Company with respect to the Debentures and the Underlying Shares issued and issuable pursuant to the Purchase Agreement. Any rights of a Purchaser or covenants of the Company which are dependent on such Purchaser holding securities of the Company or which are determined in magnitude by such Purchaser’s purchase of securities pursuant to the Purchase Agreement shall be deemed to include any securities purchased or issuable hereunder. The Purchase Agreement is hereby amended so that the term “Debentures” includes the Additional Debenture issued hereunder and “Underlying Shares” includes the New Underlying Shares.

3.       Security Interest and Mortgage. Company hereby acknowledges and agrees that (a) the security interests granted to the holders of the Existing Debentures and Debentures pursuant to the Existing Security Agreement applies to and covers the obligations of the Company to the Purchasers evidenced by the Additional Debentures, (b) upon the filing of the Amendment to the Existing Mortgage (as defined in the Purchase Agreement), the liens granted to the Purchasers pursuant to the Existing Mortgage applies to and covers the obligations of the Company to the Purchasers evidenced by the Additional Debentures and (c) the Additional Debentures rank pari passu to the Existing Debentures and the Debentures.

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4.       Subsidiary Guarantee. The Additional Debenture constitutes an “Obligation” under the Subsidiary Guarantee as if the Additional Debentures were Debentures issued pursuant to the Purchase Agreement.

5.       Subordination Agreement. The Company shall have received confirmations and acknowledgments from the signatories thereto that the Additional Debentures are subject to the subordination agreements required pursuant to the Purchase Agreement.

6.       Additional Mortgage. Upon the consummation of the acquisition of the assets of an acute care hospital in Jamestown, Tennessee pursuant to the agreement dated as of January 31, 2018, at the closing thereof, the Company shall, or shall cause the applicable Subsidiary to, grant the Purchaser a first mortgage or deed of trust lien on the real estate included in such transaction.

7.       Additional Issuances. From the date hereof until December 31, 2018, the Company may offer to sell, but the Purchaser is not obligated to purchase, on the same terms and conditions as those contained in this Agreement, an additional principal amount of debentures equal to $_________, in the aggregate, each of which debentures shall be in the form of the Debenture (upon issuance, each such debenture shall be deemed an “Additional Debenture” for the purposes of this Agreement), in one or more subsequent closings (each such subsequent closing, a “Subsequent Closing” and the date each Subsequent Closing occurs, a “Subsequent Closing Date”). The aggregate purchase price to the Purchaser for the purchase of the Additional Debentures pursuant to this Section 7 is $_________, which represents an original issue discount to the principal of the Additional Debentures. Between the time period of 4:00 pm (New York City time) and 9:00 pm (New York City time) on the Trading Day immediately prior to each proposed Subsequent Closing Date (or, if such proposed Subsequent Closing Date is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to such proposed Subsequent Closing Date, the Company shall deliver to the Purchaser a written notice of the Company proposing the maximum aggregate principal amount of Additional Debentures that the Company desires to sell to the Purchaser on such Subsequent Closing (each notice, a “Subsequent Closing Notice”). With any Subsequent Closing Notice, the Company will deliver any updates to Schedule 3(d) hereto. The Purchaser shall provide written notice to the Company by 6:30 am (New York City time) on the applicable Subsequent Closing Day (the “Notice Termination Time”) that such Purchaser is willing to purchase all or a portion of the Additional Debentures that the Company proposes to sell in such Subsequent Closing Notice (such written notice, the “Purchaser Response”). For the purpose of clarification, the Purchaser shall only be required to purchase, and the Company shall be obligated to sell, the principal amount of Additional Debentures that the Purchaser sets forth in the Purchaser Response. The delivery of a Purchaser Response by the Purchaser shall constitute a confirmation that the representations and warranties of the Purchaser in Section 10 shall be true and correct as of the date of the relevant Subsequent Closing Date. If the Company receives no such notice from the Purchaser as of such Notice Termination Time, the Purchaser shall be deemed to have notified the Company that it does not elect to purchase any Additional Debentures on such Subsequent Closing Date. Notwithstanding the foregoing, Purchaser’s election to not purchase Additional Debentures at any Subsequent Closing is not a waiver of the Purchaser’s rights to purchase Additional Debentures pursuant to this Section 7. The Company shall promptly deliver to the Purchaser the Additional Debenture purchased pursuant to each Subsequent Closing, but in no event later than 1 Trading Day following each Subsequent Closing Date.

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8.       Exchange Right. Reference is made to that certain Exchange Agreement, dated October 30, 2017, by and between the Company and the Purchaser (“Exchange Agreement”) and the Series I-2 Convertible Preferred Stock (“Preferred Stock”) issuable upon exchange of the Existing Securities (as defined thereunder). The Purchaser shall have the right, in its sole discretion, to exchange, from time to time and all or in part, any principal amount of the Additional Debentures pursuant to the Exchange Agreement as if such Additional Debentures were Existing Securities. The issuance of Exchange Securities in exchange for Additional Debentures shall be on the same terms and conditions as the exchange for Existing Securities. The Exchange Agreement is hereby amended to include in the definition of Existing Securities the Additional Debentures in all respects.

9.       Representations and Warranties of the Company. The Company hereby makes to the Purchaser the following representations and warranties:

(a)       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)       No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) subject to the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except as contemplated by the Security Documents) upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(c)       Issuance of the Additional Debenture. The Additional Debenture is duly authorized and, upon the execution of this Agreement by a Purchaser, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The New Underlying Shares, when issued in accordance with the terms of the Additional Debenture, subject to the Required Approvals, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the New Underlying Shares at least equal to the Required Minimum on the date hereof.

(d)       Affirmation of Prior Representations and Warranties. Except as set forth on Schedule 3(d) hereto, the Company hereby represents and warrants to each Purchaser that the Company’s representations and warranties listed in Section 3.1 of the Purchase Agreement are true and correct as of the date hereof.

10.       Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

(a)       Authority. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(b)       Own Account. Such Purchaser (i) understands that the Additional Debenture is a “restricted security” and has not been registered under the Securities Act or any applicable state securities law, (ii) is acquiring the Additional Debenture as principal for its own account and not with a view to or for distributing or reselling such Additional Debenture or any part thereof in violation of the Securities Act or any applicable state securities law, (iii) has no present intention of distributing any of such securities in violation of the Securities Act or any applicable state securities law and (iv) has no arrangement or understanding with any other persons regarding the distribution of such Additional Debenture (this representation and warranty not limiting such Purchaser’s right to sell the New Underlying Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Additional Debenture hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Additional Debenture or New Underlying Shares.

(c)       Purchaser Status. Such Purchaser is an “accredited investor” as defined in Rule 501under the Securities Act.

(d)       General Solicitation. Such Purchaser is not purchasing the Additional Debenture as a result of any advertisement, article, notice or other communication regarding the Additional Debenture published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

11.       Public Disclosure. The Company shall, by 9:30 a.m. (New York City time) on the date hereof, issue a Current Report on Form 8-K, reasonably acceptable to the Purchaser, disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit thereto. Additionally, the Company shall by 9:30 a.m. (New York City time) on each Subsequent Closing Date, issue a Current Report on Form 8-K, reasonably acceptable to the Purchaser, disclosing the aggregate principal amount of Additional Debentures sold to the Purchaser. The Company shall consult with the Purchaser in issuing any press releases with respect to the transactions contemplated hereby.

12.       Delivery of Opinion. Concurrently herewith, the Company shall deliver to the Purchaser an opinion of counsel regarding this Agreement and the issuance of the Additional Debenture in form and substance reasonably acceptable to the Purchaser.

13.       Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Purchaser under the Transaction Documents. Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any Transaction Document as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Debentures or any other Transaction Document, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

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14.       Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Purchaser.

15.       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

16.       Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Purchaser. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Purchaser of the then-outstanding Securities. The Purchaser may assign their rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

17.       Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

18.       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

19.       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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20.       Fees and expenses. At the closing, the Company has agreed to reimburse the Purchaser $10,000 for its fees and expenses. The Company shall deliver to each Purchaser, prior to closing, a completed and executed copy of a closing statement, for the closing of the purchase and sale of the Additional Debenture, otherwise in the form attached to the Purchase Agreement.

21.       Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

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Executed as of the first date written above by the undersigned duly authorized representatives of the Company and the Purchaser:

RENNOVA HEALTH, INC.

By:
Name:
Title:

Name of Purchaser: ___________________________________

Signature of Authorized Signatory: ___________________________

Name of Authorized Signatory:

Title of Authorized Signatory:

Purchase Price: $_________

Debenture: $_________

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